EXHIBIT 99.1

Flushing Financial Corporation to Host Fourth Quarter 2019 Earnings Call

UNIONDALE, N.Y., Dec. 30, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its fourth quarter 2019 earnings after the market closes on Thursday, January 30, 2020.

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host the conference call on Friday, January 31, 2020 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter of 2019.   Interested parties are invited to listen in by dialing 1-877-509-5836. The conference call will be simultaneously webcast at https://services.choruscall.com/links/ffic200131.html and archived through January 31, 2021.

Conference Call Details

Dial-in for Live Call: 1-877-509-5836
Webcast: https://services.choruscall.com/links/ffic200131.html
Dial-in for Replay: 1-877-344-7529
Replay AccessCode:  10137546

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

CONTACT:

Susan K. Cullen
Senior Executive Vice President and
Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400